Exhibit 99.2

PLAZA BANCORP

FORM OF

WRITTEN CONSENT

____________

This Written Consent is solicited by the Board of Directors of Plaza Bancorp.

Please return this consent no later than [•] p.m. (Pacific time) on [•], 2017. Your shares will be tabulated and voted to approve or disapprove the proposal as you indicate below. Any Written Consent returned without indicating a decision on the proposal will be voted to APPROVE the proposal.

The undersigned, being a holder of record of common stock, par value $0.0001, of Plaza Bancorp, a Delaware corporation (“Plaza”), on [•], 2017 hereby acts, by written consent without a meeting, regarding the matter set forth below with respect to all of the aforementioned shares of Plaza common stock that the undersigned holds of record.

The undersigned acknowledges receipt of the prospectus/consent solicitation statement, which is part of the registration statement on Form S-4 (No. 333-_______) of Pacific Premier Bancorp, Inc., a Delaware corporation (“Pacific Premier”), and which more fully describes the proposal below.

1.                                    Approval of: (A) the Agreement and Plan of Reorganization, dated as of August 8, 2017, by and between Plaza and Pacific Premier (the “Merger Agreement”), pursuant to which, among other things, Plaza will be merged with and into Pacific Premier (the “Merger”), (B) the Merger, and (C) the other transactions contemplated by the Merger Agreement.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

IMPORTANT: PLEASE DATE AND SIGN THE CONSENT BELOW.  If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please date, sign and return this Written Consent promptly to Plaza by faxing it to John Shindler, Corporate Secretary, at (949) 502-4399, by emailing a .pdf copy of the written consent to jshindler@plazabank.com or by mailing the written consent to Plaza, Attention-Corporate Secretary, 18200 Von Karman Avenue, Suite 500, Irvine, California 92612.

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print or type complete name of entity)

Name:	By:
(please print or type full name)	(duly authorized signature)

Title:	Name:
(please print or type full name)	(please print or type full name)

Title:
(please print or type full name)

Date: ____________, 2017	Date: ____________, 2017